                                                                   EXHIBIT 23(C)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and for the years ended September 30,1995 and December 31, 1994, included in Robotic Vision Systems, Inc.'s Form 10-K for the year ended September 30, 1996 and Form S-3 (File No. 333-20209) and to all references to our Firm included in this registration statement.


                                                          /s/ARTHUR ANDERSEN LLP


Boston, Massachusetts
April 24, 1997